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                                                                    EXHIBIT 23.1

The Board of Directors
CKE Restaurants, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Orange County, California
October 17, 1996